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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  September 27, 1995



                                    KEYCORP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Ohio                           0-850                  63-0593897
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(State or other jurisdiction of   Commission File Number      (I.R.S. Employer
incorporation or organization)                               Identification No.)




   127 Public Square, Cleveland, Ohio                           44114-1306
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(Address of principal executive offices)                        (Zip Code)




     Registrant's telephone number, including area code:  (216) 689-6300

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ITEM 5.   OTHER EVENTS
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     ACQUISITION OF AUTOFINANCE GROUP, INC.

     On September 27, 1995, KeyCorp acquired AutoFinance Group, Inc.
     ("AFG"), a Chicago-based automobile finance company, in a tax-free exchange of stock. Under the terms of the merger agreement, 9,554,211 KeyCorp Common Shares, with a value of approximately $325 million, were exchanged for all of the outstanding shares of AFG common stock (based on an exchange ratio of .5 common shares for each share of AFG). AFG operates in 28 states and had total assets of approximately $180.5 million (unaudited) at the date of acquisition. In addition, immediately prior to the closing, AFG completed a spin-off to its shareholders of 95.01% of its common stock interest in Patlex Corporation, a wholly owned patent exploitation and enforcement subsidiary. Upon consummation of the acquisition, AFG was merged into Key Auto Inc., a wholly owned subsidiary of KeyCorp, which simultaneously changed its name to AutoFinance Group, Inc. In the transaction, which was accounted for as a purchase, KeyCorp recorded goodwill of approximately $270 million, which is being amortized using the straight-line method over a period of 25 years.

     COMMERCIAL PAPER PROGRAM

     KeyCorp and each of CS First Boston Corporation and Society National Bank have executed 3(a)(3) Commercial Paper Agreements and Private Placement Letters of Understanding dated as of September 29, 1995, in connection with the issuance of up to $500 million of commercial paper under KeyCorp's new Commercial Paper Program. KeyCorp intends that a portion of the proceeds will be used to fund AFG's ongoing lending activities, as well as funding for general corporate purposes, including future acquisitions.

     CREDIT AGREEMENT

     On October 3, 1995, KeyCorp, certain Banks, and Morgan Guaranty Trust Company of New York, as Agent, entered into the Credit Agreement dated as of October 3, 1995, (the "Credit Agreement") pursuant to which the Banks have agreed to lend collectively up to $500 million to KeyCorp through a revolving line of credit. A copy of the executed Credit Agreement is attached to this Form 8-K as Exhibit 99. The credit facility has an initial term of 48 months. KeyCorp may request extensions for an additional year on the first and second anniversaries of the closing date. The line of credit will be used primarily as a backup source of liquidity for KeyCorp's Commercial Paper Program, as well as funding for general corporate purposes and acquisitions.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS
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(c)  Exhibits
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     99.   The Credit Agreement between KeyCorp, certain Banks, and Morgan
           Guaranty Trust Company of New York, as Agent, detailing a $500 million revolving line of credit.



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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                           KEYCORP
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                                                         (Registrant)


Date:  October 5, 1995                      /s/     Lee Irving
                                           ------------------------------------
                                            By:     Lee Irving
                                                    Executive Vice President
                                                    and Chief Accounting Officer